Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 33-74160, 33-81114, 33-81126, 33-80385, 33-80387, 33-80395, 333-53810 and 333-65196) and Form S-3 (No. 333-58764) of Vesta Insurance Group, Inc. and subsidiaries of our report dated May 24, 2006 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama

May 24, 2006